                                                                    EXHIBIT 10.2

================================================================================



                                 LOAN AGREEMENT

                                      among

                                      UICI,

                             the banks named herein

                               NationsBank, N.A.,
                                doing business as



                             [BANK OF AMERICA LOGO]



                             as administrative agent
                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as documentation agent
                                       and
                               FLEET NATIONAL BANK
                                   as co-agent

                                      as of
                                   17 May 1999





================================================================================
                                          NATIONSBANC MONTGOMERY SECURITIES LLC,
                                                       as sole lead arranger and
                                                               sole book manager

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1
         Definitions..............................................................................................1
         Section 1.1  Definitions.................................................................................1
         Section 1.2  Other Definitional Provisions..............................................................10
         Section 1.3  Accounting Terms and Determinations........................................................10

ARTICLE 2
         Loans...................................................................................................10
         Section 2.1  Commitments................................................................................10
         Section 2.2  Notes......................................................................................11
         Section 2.3  Repayment of Loans.........................................................................11
         Section 2.4  Interest...................................................................................11
         Section 2.5  Borrowing Procedure........................................................................15
         Section 2.6  Prepayments, Conversions, and Continuations of Loans.......................................15
         Section 2.7  Minimum Amounts............................................................................16
         Section 2.8  Certain Notices............................................................................16
         Section 2.9  Use of Proceeds............................................................................17
         Section 2.10  Facility Fee..............................................................................17
         Section 2.11  Computations..............................................................................17
         Section 2.12  Reduction, Termination or Increase of Commitments.........................................17

ARTICLE 3
         Payments................................................................................................18
         Section 3.1  Method of Payment..........................................................................18
         Section 3.2  Pro Rata Treatment.........................................................................18
         Section 3.3  Sharing of Payments, Etc...................................................................19
         Section 3.4  Non-Receipt of Funds by the Agent..........................................................19

ARTICLE 4
         Yield Protection and Illegality.........................................................................19
         Section 4.1  Increased Cost and Reduced Return..........................................................19
         Section 4.2  Limitation on Types of Loans...............................................................20
         Section 4.3  Illegality.................................................................................21
         Section 4.4  Treatment of Affected Loans................................................................21
         Section 4.5  Compensation...............................................................................21
         Section 4.6  Taxes......................................................................................22

ARTICLE 5
         Conditions Precedent....................................................................................23
         Section 5.1  Initial Loan...............................................................................23
         Section 5.2  All Loans..................................................................................24

ARTICLE 6
         Representations and Warranties..........................................................................25
         Section 6.1  Corporate Existence........................................................................25
         Section 6.2  Financial Statements.......................................................................25
         Section 6.3  Corporate Action; No Breach................................................................25
         Section 6.4  Operation of Business......................................................................26
         Section 6.5  Litigation and Judgments...................................................................26
         Section 6.6  Rights in Properties; Liens................................................................26
         Section 6.7  Enforceability.............................................................................26
         Section 6.8  Approvals..................................................................................26
         Section 6.9  Debt.......................................................................................26
         Section 6.10  Taxes.....................................................................................26
         Section 6.11  Margin Securities.........................................................................27
         Section 6.12  ERISA.....................................................................................27
         Section 6.13  Disclosure................................................................................27
         Section 6.14  Subsidiaries..............................................................................27
         Section 6.15  Agreements................................................................................27
         Section 6.16  Compliance with Laws......................................................................27
         Section 6.17  Investment Company Act....................................................................28
         Section 6.18  Public Utility Holding Company Act........................................................28
         Section 6.19  Environmental Matters.....................................................................28
         Section 6.20  Labor Disputes and Acts of God............................................................28
         Section 6.21  Year 2000 Compliance......................................................................28

ARTICLE 7
         Positive Covenants......................................................................................28
         Section 7.1  Reporting Requirements.....................................................................29
         Section 7.2  Maintenance of Existence; Conduct of Business..............................................30
         Section 7.3  Maintenance of Properties..................................................................30
         Section 7.4  Taxes and Claims...........................................................................30
         Section 7.5  Insurance..................................................................................31
         Section 7.6  Inspection Rights..........................................................................31
         Section 7.7  Keeping Books and Records..................................................................31
         Section 7.8  Compliance with Laws.......................................................................31
         Section 7.9  Compliance with Agreements.................................................................31
         Section 7.10  Further Assurances........................................................................31
         Section 7.11  ERISA.....................................................................................31
         Section 7.12  Year 2000 Compliance......................................................................31

ARTICLE 8
         Negative Covenants......................................................................................32
         Section 8.1  Debt.......................................................................................32
         Section 8.2  Limitation on Liens........................................................................33
         Section 8.3  Mergers, Etc...............................................................................35
         Section 8.4  Restricted Payments........................................................................36
         Section 8.5  Investments................................................................................36

         Section 8.6  Transactions With Affiliates.  ............................................................38
         Section 8.7  Disposition of Property....................................................................38
         Section 8.8  Prepayment of Debt.........................................................................39
         Section 8.9  Lines of Business..........................................................................39
         Section 8.10  Environmental Protection..................................................................39

ARTICLE 9
         Financial Covenants.....................................................................................40
         Section 9.1  Consolidated Net Worth.....................................................................40
         Section 9.2  Consolidated Debt to Total Capitalization Ratio............................................40
         Section 9.3  Interest Coverage..........................................................................40
         Section 9.4  Risk-Based Capital.........................................................................41

ARTICLE 10
         Default.................................................................................................42
         Section 10.1  Events of Default.........................................................................42
         Section 10.2  Remedies..................................................................................44
         Section 10.3  Performance by the Agent..................................................................44
         Section 10.4  Continuance of Default. ..................................................................44
         Section 10.5  Setoff....................................................................................44

ARTICLE 11
         The Agent...............................................................................................45
         Section 11.1  Appointment, Powers and Immunities........................................................45
         Section 11.2  Reliance by Agent.........................................................................45
         Section 11.3  Defaults..................................................................................46
         Section 11.4  Rights as Bank............................................................................46
         Section 11.5  INDEMNIFICATION...........................................................................46
         Section 11.6  Non-Reliance on Agent and Other Banks.....................................................46
         Section 11.7  Resignation of Agent......................................................................47
         Section 11.8  Several Commitments.......................................................................47
         Section 11.9  Agent Fee.................................................................................47
         Section 11.10  Documentation Agent and Co-Agent.........................................................47

ARTICLE 12
         Miscellaneous...........................................................................................47
         Section 12.1  Expenses..................................................................................47
         Section 12.2  INDEMNIFICATION...........................................................................48
         Section 12.3  Limitation of Liability...................................................................48
         Section 12.4  No Duty...................................................................................48
         Section 12.5  No Fiduciary Relationship.................................................................49
         Section 12.6  Equitable Relief..........................................................................49
         Section 12.7  No Waiver; Cumulative Remedies............................................................49
         Section 12.8  Successors and Assigns....................................................................49
         Section 12.9  Survival..................................................................................50
         Section 12.10  ENTIRE AGREEMENT.........................................................................51

         Section 12.11  Amendments...............................................................................51
         Section 12.12  Maximum Interest Rate....................................................................51
         Section 12.13  Notices..................................................................................52
         Section 12.14  Governing Law; Submission to Jurisdiction................................................52
         Section 12.15  Counterparts.............................................................................52
         Section 12.16  Severability.............................................................................52
         Section 12.17  Headings.................................................................................53
         Section 12.18  Construction.............................................................................53
         Section 12.19  Independence of Covenants................................................................53
         Section 12.20  WAIVER OF JURY TRIAL.....................................................................53
         Section 12.21  Confidentiality..........................................................................53

                                INDEX TO EXHIBITS

Exhibit            Description of Exhibit                                                          Section
-------            ----------------------                                                          -------
"A"                Form of Note                                                                        2.2

"B"                Matters to be Addressed by Opinion of Counsel                                    5.1(r)

"C"                Form of Assignment and Acceptance                                                  12.8

"D"                Borrowing Request                                                                   2.5

"E"                Compliance Certificate                                                           7.1(c)

"F"                Increase Commitment Supplement                                                  2.12(b)



                               INDEX TO SCHEDULES


         Schedule        Description of Schedule

         6.9             Existing Debt
         6.14            Subsidiaries
         6.14A           Organizational Chart
         8.1             Summary of Proposed Terms for $60,000,000 Senior Notes
         8.2             Existing Liens; Restrictions on Subsidiaries

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (the "Agreement"), dated as of May 17, 1999, is among UICI, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), THE FIRST NATIONAL BANK OF CHICAGO, as documentation agent, FLEET NATIONAL BANK, as co-agent and NationsBank, N.A., doing business as BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         The Borrower has requested that the Banks make a revolving credit loan to the Borrower. The Banks are willing to make such loan to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "1999 Senior Note Agreement" means the Note Purchase Agreement dated in 1999 pursuant to which up to Seventy-Five Million Dollars ($75,000,000) of the Borrower's senior notes have been or will be issued, as the same may be amended or otherwise modified from time to time.

         "8.75% Senior Note Agreement" means that certain Note Purchase Agreement dated as of June 1, 1994 among the Borrower and the purchasers party thereto relating to the Borrower's 8.75% Senior Notes due 2004, as the same may be amended or otherwise modified from time to time.

         "Adjusted Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Libor Loan for such Interest Period.

         "Affected Loan" has the meaning specified in Section 4.4.

         "Affected Type" has the meaning specified in Section 4.4.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of the voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause



LOAN AGREEMENT - PAGE 1
direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any of the Subsidiaries.

         "Aegon Facility" means the revolving credit arrangement provided to the Borrower by Money Services, Inc.

         "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its Assignee and accepted by the Agent pursuant to Section 12.8, in substantially the form of Exhibit "C" hereto.

         "Assignee" has the meaning specified in Section 12.8.

         "Assigning Bank" has the meaning specified in Section 12.8.

         "Attributable Net Income" has the meaning specified in Section 9.3.

         "Available Domestic Insurance Subsidiary Earnings" has the meaning specified in Section 9.3.

         "Base Margin" has the meaning specified in Section 2.4 (b).

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Base Rate.

         "Borrowing Request" means a request for a Loan in substantially the form of Exhibit "D" properly completed and duly executed by a financial officer of the Borrower authorized to deliver such request under certified resolutions of Borrower delivered to the Agent.

         "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas; (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Libor Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market; and (c) with respect to the determination of the Federal Funds Rate, any day which is a Business Day described in clause (a) above and which is also a day on which such rate is published by the Federal Reserve Bank of New York.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person



LOAN AGREEMENT - PAGE 2
under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means any capital stock or other ownership interests of any Person and any interests therein or relating thereto, including without limitation, any options, warrants or other rights to acquire any interest therein or thereto.

         "Cash Flow" has the meaning specified in Section 9.3.

         "Closing Date" means May 17, 1999.

         "CMO Derivative Investment" has the meaning specified in Section 8.5.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Commitment" means, as to each Bank, the obligation of such Bank to make Loans hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment" or if such Bank is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Bank, as the same may be reduced or terminated pursuant to Section 2.12(a) or 10.2 or increased pursuant to Section 2.12(b). The aggregate amount of all Commitments on the Closing Date equals One Hundred Million Dollars ($100,000,000)

         "Compliance Certificate" means a certificate in substantially the form of Exhibit "E" properly completed and duly executed by a financial officer of the Borrower authorized to deliver such certificate under certified resolutions of Borrower delivered to Agent.

         "Consolidated Debt" means, at any particular time, the sum of the following calculated for the Borrower and the Subsidiaries on a consolidated basis and without duplication: (a) all obligations for borrowed money (excluding time deposits); plus (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; plus (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; plus (d) all Capital Lease Obligations; minus
(e) to the extent included in clauses (a) through (d) above, the sum of (i) unfunded commitments to make student loans and credit card loans plus (ii) any other outstanding Debt incurred in the ordinary course of the Borrower's and the Subsidiaries' credit card and student loan businesses if such Debt is secured by credit card receivables or student loans.

         "Consolidated Net Worth" means the consolidated stockholders' equity of the Borrower determined in accordance with GAAP.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Libor Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into another Type of Loan.

         "Credit Subsidiaries" means any Subsidiary engaged in the credit card or student loan businesses or any Subsidiary owning such a Subsidiary.



LOAN AGREEMENT - PAGE 3

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all obligations of such Person to redeem or retire shares of Capital Stock of such Person except any obligations to repurchase common Capital Stock of the Borrower issued to officers, employees and agents of the Borrower or the Subsidiaries pursuant to a stock option plan, stock purchase plan, other compensation plan or other compensation arrangement authorized by the Board of Directors of Borrower; (i) all obligations and liabilities of such Person under Interest Rate Protection Agreements; (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (l) all other amounts required to be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP other than accruals, taxes, time deposits, policy liabilities and unfunded commitment to make student loans and credit card loans.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2.0%) plus the Base Rate as in effect from time to time plus the Base Margin (provided, that if such amount in default is principal of a Libor Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2.0%) plus the Libor Rate applicable to such Interest Period plus the Libor Margin, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "Domestic Insurance Subsidiary" means an Insurance Subsidiary organized under the laws of a jurisdiction located within the United States of America.

         "D&P" has the meaning specified in Section 2.4 (b).

         "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; and
(iii) any other Person approved by the Agent and, if no Default exists, the Borrower, which approval, in either case, shall not be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or otherwise modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.



LOAN AGREEMENT - PAGE 4

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Event of Default" has the meaning specified in Section 10.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing the payment or performance of any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Increased Commitment Supplement" means a supplement to this Loan Agreement substantially in the form attached hereto as Exhibit "F", executed and delivered by the Borrower, the Agent and one or more of the Banks and/or any New Banks (as defined in Section 2.12(b)), which sets forth the increase in the Commitment of each Bank party thereto, and to the extent that there are New Banks, the agreement of each such New Bank to become a Bank party to and bound by this Agreement and the other Loan Documents.

         "Interest Expense" has the meaning specified in Section 9.3.

         "Hazardous Material" means any material which is or becomes listed, regulated, or addressed under any Environmental Law.



LOAN AGREEMENT - PAGE 5

         "Insurance Regulatory Authority" shall mean, with respect to any Domestic Insurance Subsidiary, the Governmental Authority of such Domestic Insurance Subsidiary's state of domicile with whom such Domestic Insurance Subsidiary is required to file its annual financial statement prepared in accordance with SAP.

         "Insurance Subsidiary" shall mean any Subsidiary that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "Interest Period" means, with respect to a Libor Loan, each period commencing on the date such Libor Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Libor Loan, and ending on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as the Borrower may select as provided in Section 2.8 hereof or ending on any other day offered by the Banks, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than three (3) Interest Periods shall be in effect at the same time; and (d) unless offered by the Banks, no Interest Period shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, such Libor Loans shall not be available hereunder.

         "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specified contingencies.

         "Investments" has the meaning specified in Section 8.5.

         "Jensen Family" has the meaning specified in Section 10.1(l).

         "Leverage Ratio" has the meaning specified in Section 2.4 (b).

         "Libor Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Adjusted Libor Rate.

         "Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever



LOAN AGREEMENT - PAGE 6

(including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loans" has the meaning specified in Section 2.1.

         "Loan Documents" means this Agreement and all promissory notes, assignments, guaranties, and other agreements executed and delivered pursuant to or in connection with this Agreement and all Interest Rate Protection Agreements entered into by the Borrower or any Subsidiary with any Bank, as such agreements may be amended or otherwise modified from time to time.

         "Material Adverse Effect" means the occurrence of any event or the existence of any condition that reasonably could be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to pay and perform the Obligations when due, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Banks or the Agent thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" with respect to any Bank, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, payable to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with the Texas Finance Code; provided, however, that to the extent permitted by applicable law, the Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         "Moody's" has the meaning specified in Section 2.4 (b).

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

         "NationsBank" means NationsBank, N.A., doing business as Bank of America, National Association.

         "New Bank" has the meaning specified in Section 2.12(b).

         "Net Income" has the meaning specified in Section 9.3.



LOAN AGREEMENT - PAGE 7

         "Notes" means the promissory notes provided for by Section 2.2 hereof, and all extensions, renewals, and modifications thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section
12.8 and Section 2.12 (b)).

         "Obligated Party" means any Person (exclusive of the Borrower) who is or hereafter becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents.

         "Other Taxes" has the meaning specified in Section 4.6.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Pricing Level" has the meaning specified in Section 2.4 (b).

         "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "Principal Office" means the principal office of the Agent, presently located at 901 Main Street, 66th Floor, Dallas, Texas 75202.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Quarterly Payment Date" means the last day of each March, June, September, and December of each year, the first of which shall be June 30, 1999.

         "Rating Date" has the meaning specified in Section 2.4(b).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.



LOAN AGREEMENT - PAGE 8

         "Required Banks" means at any time while no Loans are outstanding, Banks having at least fifty-one percent (51%) of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Loans. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Risk-Based Capital" has the meaning specified in Section 9.4.

         "SAP" means, with respect to any Domestic Insurance Subsidiary, statutory accounting practices prescribed or permitted by the insurance laws or regulations or the Insurance Regulatory Authority in the jurisdiction of the domicile of such Domestic Insurance Subsidiary for the preparation of financial statements and other financial reports by insurance companies of the same type as such Domestic Insurance Subsidiary. Statutory accounting practices are applied on a "consistent basis" when the practices applied in a current period are comparable in all material respects to those practices applied in a preceding period.

         "Senior Note Agreements" means the 8.75% Senior Note Agreement and the 1999 Senior Note Agreement.

         "Significant Subsidiary" means The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company, United Credit National Bank, Specialized Card Services, Inc., United Membership Marketing Group, L.L.C., Educational Finance Group, Inc., National Motor Club of America, Inc., Insurdata Incorporated, UICI Insurance Administrators, Incorporated, AMLI Realty Co. and any other Subsidiary whose consolidated stockholder's equity (determined in accordance with GAAP) equals or exceeds ten percent (10%) of the Consolidated Net Worth.

         "S&P" has the meaning specified in Section 2.4(b).

         "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Taxes" has the meaning specified in Section 4.6.

         "Termination Date" means May 17, 2002 or such earlier date on which the Commitments terminate as provided in this Agreement.



LOAN AGREEMENT - PAGE 9

         "Total Capitalization" means the sum of (i) Consolidated Debt plus (ii) Consolidated Net Worth.

         "Transaction Documents" means the Loan Documents, the 1999 Senior Note Agreement and all notes and other documentation executed and delivered pursuant to or in connection with the 1999 Senior Note Agreement as the same may be amended or otherwise modified from time to time.

         "Type" means any type of Loan (i.e., Base Rate Loan or Libor Loans).

         "Unlock Date" has the meaning specified in Section 2.4(b).

         "Year 2000 Ready" has the meaning specified in Section 6.21.

         "Year 2000 Problem" has the meaning specified in Section 6.21.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein with respect to clause (l) of Section 8.5, Section 9.3 (to the extent applicable to the Domestic Insurance Subsidiaries), Section 9.4 and the separate financial statements of the Domestic Insurance Subsidiaries, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement (except the provisions of clause (l) of Section 8.5, Section 9.3 (to the extent applicable to the Domestic Insurance Subsidiaries) and Section 9.4) shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. The calculations made for the purposes of determining compliance with clause (l) of
Section 8.5, Section 9.3 (to the extent applicable to the Domestic Insurance Subsidiaries) and Section 9.4 shall be made by application of SAP, on a basis consistent with those used in the preparation of the Domestic Insurance Subsidiary financial statements referred to in Section 6.2. All separate financial statements of the Domestic Insurance Subsidiaries delivered under
Section 7.1 shall be prepared in accordance with SAP, on a basis consistent with those used in the preparation of the Domestic Insurance Subsidiary financial statements referred to in Section 6.2. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30, and September 30, respectively.

                                    ARTICLE 2

                                      Loans

         Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more loans ("Loans") to the Borrower from time to time from and including the date hereof



LOAN AGREEMENT - PAGE 10
to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments by means of Base Rate Loans and Libor Loans and, until the Termination Date, the Borrower may Continue Libor Loans or Convert Loans of one Type into Loans of another Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         Section 2.2 Notes. The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Commitment as originally in effect and otherwise duly completed.

         Section 2.3 Repayment of Loans. The Borrower agrees to pay to the order of the Agent for the account of the Banks the outstanding principal amount of all of the Loans on the Termination Date.

         Section 2.4 Interest.

         (a) Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount outstanding hereunder, at the following rates per annum:

                  (i) with respect to each Base Rate Loan, the Base Rate plus the Base Margin; and

                  (ii) with respect to each Libor Loan, the Adjusted Libor Rate plus the Libor Margin.

         (b) Applicable Margins and Facility Fee. The margins identified in
Section 2.4 (a) and the fees payable under Section 2.10 hereof shall be defined and determined as follows:

                  (i) "Base Margin" shall mean:

                           (A) zero percent (0%) per annum during the period
                  commencing on and including the Closing Date and ending on but excluding the earlier of (1) May 17, 2000 or (2) the first Business Day after the Borrower has notified the Agent that the Borrower's senior unsecured long-term debt securities have been rated for the first time by two of the following: Duff & Phelps Credit Rating Agency (herein "D&P"), Moody's Investors Service, Inc. (herein "Moody's") or Standard & Poor's Ratings Group (herein "S&P" and the Business Day referred to in this clause (2) herein the "Rating Date" and the earlier of the Rating Date or May 17, 2000, herein the "Unlock Date") and

                           (B) at all times on and after the Unlock Date:

                                    (1) if the Rating Date has not occurred
                           prior to the start of the applicable Calculation Period (as defined below) or if the Borrower's senior unsecured long-term debt securities are not rated by any two of D&P, Moody's or S&P at the start of the applicable Calculation Period, then during each applicable Calculation Period, the percent per annum set forth in the Leverage Table below in this Section
                           2.4 (b) under the heading "Base Margin" and opposite the Leverage Ratio which



LOAN AGREEMENT - PAGE 11
                           corresponds with the actual Leverage Ratio calculated as of the end of the most recently completed fiscal quarter prior to the start of the applicable Calculation Period or

                                    (2) if the Rating Date has occurred and as
                           long as the Borrower's senior unsecured long-term debt securities are rated by any two of D&P, Moody's or S&P, then during each applicable Calculation Period, the percent per annum set forth in the Rating Table below in this Section 2.4 (b) under the heading "Base Margin" and opposite the "Pricing Level" in existence as of the first day of the applicable Calculation Period.

                  (ii) "Facility Fee Rate" shall mean (A) during the period commencing on and including the Closing Date and ending on but excluding the Unlock Date, one quarter of one percent (.25%) per annum and, (B) at all times on and after the Unlock Date (1) if the Rating Date has not occurred prior to the start of the applicable Calculation Period or if the Borrower's senior unsecured long-term debt securities are not rated by any two of D&P, Moody's or S&P at the start of the applicable Calculation Period, then during each applicable Calculation Period, the percent per annum set forth in the Leverage Table below in this Section 2.4 (b) under the heading "Facility Fee Rate" and opposite the Leverage Ratio which corresponds with the actual Leverage Ratio calculated as of the end of the most recently completed fiscal quarter prior to the start of the applicable Calculation Period or (2) if the Rating Date has occurred and as long as the Borrower's senior unsecured long-term debt securities are rated by any two of D&P, Moody's or S&P, then during each Calculation Period, the percent per annum set forth in the Rating Table below in this Section 2.4 (b) under the heading "Facility Fee Rate" and opposite the "Pricing Level" in existence as of the first day of the applicable Calculation Period.

                  (iii) "Libor Margin" shall mean (A) during the period commencing on and including the Closing Date and ending on but excluding the Unlock Date, three quarters of one percent (.75%) per annum and, (B) at all times on and after the Unlock Date (1) if the Rating Date has not occurred prior to the start of the applicable Calculation Period or if the Borrower's senior unsecured long-term debt securities are not rated by any two of D&P, Moody's or S&P at the start of the applicable Calculation Period, then during each applicable Calculation Period, the percent per annum set forth in the Leverage Table below in this Section 2.4 (b) under the heading "Libor Margin" and opposite the Leverage Ratio which corresponds with the actual Leverage Ratio calculated as of the end of the most recently completed fiscal quarter prior to the start of the applicable Calculation Period or (2) if the Rating Date has occurred and as long as the Borrower's senior unsecured long-term debt securities are rated by any two of D&P, Moody's or S&P, then during each applicable Calculation Period, the percent per annum set forth in the Rating Table below in this Section
         2.4 (b) under the heading "Libor Margin" and opposite the "Pricing Level" in existence as of the first day of the applicable Calculation Period.




LOAN AGREEMENT - PAGE 12

         The following is the Leverage Table referred to in clauses (i), (ii) and (iii) of this Section 2.4:

                                 LEVERAGE TABLE


=======================================================================
                                                           Facility
Leverage Ratio           Base Margin    Libor Margin       Fee Rate
--------------           -----------    ------------       --------
<=1.00:1                   0.000%          0.550%           0.200%
>1.00:1 <= 1.50:1          0.000%          0.750%           0.250%
>1.50:1 <= 2.00:1          0.000%          0.875%           0.375%
>2.00:1 <= 2.75:1          0.125%          1.125%           0.375%
>2.75:1                    0.475%          1.475%           0.400%
=======================================================================

         The Leverage Table is the applicable table to determine the margins and fees hereunder on and after the Unlock Date when the Borrower's senior unsecured long-term debt securities are not rated by any two of D&P, Moody's or S&P and the Agent shall not have provided written notice to Borrower that the rates to be in existence when an Event of Default has occurred are in effect. When the Leverage Table is the applicable table to determine the margins and fees hereunder as determined above and upon delivery of the Compliance Certificate pursuant to subsection 7.1(c) hereof in connection with the financial statements of Borrower and the Subsidiaries required to be delivered pursuant to subsection 7.1(b) hereof (commencing, if applicable, with such Compliance Certificate delivered at the end of the fiscal quarter ending on March 31, 2000), the Base Margin, the Libor Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) and the Facility Fee Rate shall automatically be adjusted in accordance with the Leverage Ratio set forth therein and the Leverage Table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to subsection 7.1(c) hereof or, with respect to the Compliance Certificate delivered at the end of the fiscal quarter ending on March 31, 2000, such automatic adjustment to take effect on the earlier of May 17, 2000 or the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to subsection 7.1(c) hereof. If the Borrower fails to deliver a Compliance Certificate which sets forth the Leverage Ratio within the period of time required by subsection 7.1(c) hereof when the Leverage Table is the applicable table to determine the margins and fees hereunder or if any Event of Default occurs and the Agent provides Borrower written notice: (i) the Base Margin shall automatically be adjusted to one and one quarter percent (1.25%) per annum; (ii) the Libor Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to one and one hundred twenty-five hundredths percent (1.125%) per annum; and (iii) the Facility Fee Rate shall automatically be adjusted to three hundred seventy-five hundredths percent (0.375%), such automatic adjustments (a) to take effect as of the first Business Day after the last day on which Borrower was required to deliver the applicable Compliance Certificate in accordance with subsection 7.1(c) hereof or in the case of an Event of Default, on the date the written notice is given to Borrower and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Agent or waived by the Required Banks.




LOAN AGREEMENT - PAGE 13

         The following is the Rating Table referred to in clauses (i), (ii) and
(iii) of this Section 2.4:

                                  RATING TABLE


===================================================================================
                                                                         Facility
Pricing Level                       Base Margin        Libor Margin      Fee Rate
-------------                       -----------        ------------      --------
A- or higher by S&P or D&P
A3 or higher by Moody's                0.000%             0.350%          0.125%

BBB+ by S&P or D&P
Baa1 by Moody's                        0.000%             0.475%          0.150%

BBB by S&P or D&P
Baa2 by Moody's                        0.000%             0.550%          0.200%

BBB- by S&P or D&P
Baa3 by Moody's                        0.000%             0.750%          0.250%

less than BBB- by S&P or D&P less
than Baa3 by Moody's.                  0.125%             1.125%          0.375%
===================================================================================

         The Rating Table is the applicable table to determine the margins and fees hereunder on and after the Unlock Date when the Borrower's senior unsecured long-term debt securities are rated by any two of D&P, Moody's or S&P and the Agent shall not have provided written notice to Borrower that the rates to be in existence when an Event of Default has occurred are in effect. When the Rating Table is the applicable table to determine the margins and fees hereunder as determined above, the Base Margin, the Libor Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) and the Facility Fee Rate shall automatically be adjusted in accordance with the Pricing Level then established and the Rating Table set forth above, such automatic adjustment (a) to take effect as of the first Business Day after the Borrower has notified the Agent of the effective date of the establishment of, or an upgrade in the rating of the Borrower's senior unsecured long-term debt securities or (b) in the case of a downgrade in the applicable ratings, effective as of the first Business Day after the effective date of the downgrade. The rating in effect at any date is that in effect at the close of business on such date. The applicable "Pricing Level" for purposes of this
Section 2.4 (b) shall be the Pricing Level set forth above which corresponds with the credit ratings assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement by S&P, Moody's and D&P, and any rating assigned to any other debt security of the Borrower shall be disregarded. In the event the ratings assigned by any of S&P, Moody's or D&P fall in different Pricing Levels, the Pricing Level to be used shall be the Pricing Level containing the lowest rating; provided that if the difference is more than one full rating category (with changes in the +, - or numerical modifiers associated with the ratings being considered one full rating category for purposes of this proviso), the Pricing Level to be used shall be the Pricing Level containing the rating which is one above the lowest rating assigned. If the rating system of S&P, Moody's or D&P shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to the Borrower and the Agent for the rating agency with respect to which the rating system has changed) to reflect such changed rating system, and pending agreement on such amendment, the rating in effect immediately prior to such change will be used in determining the Pricing Level hereunder. If on any date after the Rating Date the Borrower's senior unsecured long-term debt securities are no longer rated by any two of D&P, S&P or Moodys, then on the effective date of the withdrawal of the rating which causes such securities to be rated by less then two of such rating agencies, the Base Margin, Libor Margin and Facility Fee Rate shall be determined by use of the Leverage Table set forth above with the initial margins and fees determined based on the most recent Compliance Certificate delivered as of such effective date and the Leverage Ratio set forth, or required to be set forth therein.




LOAN AGREEMENT - PAGE 14

         As used in this Section 2.4 (b), the following terms have the following meanings:

                  "Adjustment Date" shall mean each Business Day when the margins or fees hereunder change pursuant to this Section 2.4 (b). For purposes of the definition of the term Adjustment Date, the margin and fees are subject to change as provided above in this Section 2.4(b): on the Unlock Date; when a Compliance Certificate is delivered under
         Section 7.1 (c) and the Leverage Table is the applicable table to determine the margins and fees; upon the occurrence of an Event of Default; on the Rating Date; and when the ratings for Borrower's senior unsecured long-term debt securities are changed or withdrawn.

                  "Calculation Period" means the period from and including one Adjustment Date to but excluding the next Adjustment Date.

                  "Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated Debt outstanding as of such day to Cash Flow calculated for the completed four (4) fiscal quarters then ended.

         (c) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                  (i) in the case of accrued interest on Base Rate Loans, on each Quarterly Payment Date;

                  (ii) in the case of accrued interest on each Libor Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

                  (iii) in the case of the accrued interest on the principal amount of any Libor Loan being prepaid, upon such prepayment of principal; and

                  (iv) on the Termination Date.

         (d) Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of Agent or any such Bank which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5 Borrowing Procedure. The Borrower shall give the Agent notice of each borrowing hereunder in accordance with Section 2.8 pursuant to the delivery of a Borrowing Request. Not later than 11:00 a.m. Dallas, Texas time on the date specified for each borrowing hereunder, each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office.

         Section 2.6 Prepayments, Conversions, and Continuations of Loans.

         (a) Mandatory Prepayments. If at any time the outstanding Loans exceed the aggregate Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the



LOAN AGREEMENT - PAGE 15
outstanding Loans by the amount of the excess or immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

         (b) Optional Prepayments; Conversions and Continuations. Subject to
Section 2.7, the Borrower shall have the right from time to time to prepay the Loans, or to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Libor Loans as Libor Loans, provided that: (a) the Borrower shall give the Agent notice of each such prepayment, Conversion, or Continuation as provided in Section 2.8, (b) Libor Loans may only be Converted on the last day of the Interest Period, and (c) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default exists.

         Section 2.7 Minimum Amounts. Except for Conversions and prepayments pursuant to Article 4 and Conversions into Libor Loans, each borrowing, each Conversion and each optional prepayment of principal of the Loans shall be in an amount at least equal to One Million Dollars ($1,000,000) (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Libor Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Libor Loans having the same Interest Period shall be at least equal to Five Million Dollars ($5,000,000) .

         Section 2.8 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. Dallas, Texas, time on the Business Day of the borrowing, Conversion to or prepayment of a Base Rate Loan and on the Business Day prior to the date of the relevant other termination, reduction, borrowing, Conversion, Continuation or prepayment specified below:


================================================================================
                  Notice                          Number of Business Days Prior
------------------------------------------  ------------------------------------

Termination or reduction of                                     1
Commitments

Borrowing or Prepayment of,
Conversions into, Continuations as,                             3
Libor Loans
================================================================================

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify the Loans to be borrowed, Converted, Continued, or prepaid and the amount (subject to Section 2.7 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Libor Loan, within the time period and otherwise as provided in this Section 2.8, such Loan (if outstanding as a Libor Loan) will be automatically Converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Libor Loans, Convert any Loans into Libor Loans, or Continue any Loans as Libor Loans if the interest rate for such Libor Loan would exceed the Maximum Rate or if a Default exists.




LOAN AGREEMENT - PAGE 16

         Section 2.9 Use of Proceeds. The proceeds of Loans shall be used by the Borrower (i) to repay the Debt outstanding in connection with the Aegon Facility and that certain Loan Agreement dated December 17, 1998 among Borrower, the lenders named therein and NationsBank, as agent and (ii) for other general corporate purposes, including acquisitions and general working capital; provided that no proceeds of any Loan shall be used to make any advance, loan, extension of credit or capital contribution to, or investment in: (i) United Credit National Bank in excess of Twenty Million Dollars ($20,000,000.00) in the aggregate or (ii) Educational Finance Group, Inc. or the Subsidiaries owned by Educational Finance Group, Inc. in excess of an aggregate amount equal to Twenty Million Dollars ($20,000,000.00).

         Section 2.10 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank a facility fee on the daily average amount of such Bank's Commitment for the period from and including the date of this Agreement to and including the Termination Date, at the Facility Fee Rate per annum. Accrued facility fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

         Section 2.11 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Libor Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Loans and Loans accruing interest at the Default Rate, on the basis of a year of 365 or 366 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable; and (iii) with respect to the facility fees payable hereunder and any other interest payable hereunder, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case such fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.12  Reduction, Termination or Increase of Commitments.

                  (a) Reduction or Termination in Commitment. The Borrower shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 2.8 and (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000). The Commitments may not be reinstated after they have been terminated or reduced.

                  (b) Increase in Commitment. By written notice sent to the Banks, the Borrower may request an increase of the aggregate amount of the Commitments by an aggregate amount: (i) equal to any integral multiple of One Million Dollars ($1,000,000) and not less than Ten Million Dollars ($10,000,000) and (ii) not to exceed Fifty Million Dollars ($50,000,000); provided, that (i) no Default shall have occurred and be continuing, (ii) the aggregate amount of the Commitments shall not have been reduced, nor shall the Borrower have given notice of any such reduction, under Section 2.12(a), except with the prior written consent of the Required Banks; and (iii) the aggregate amount of the Commitments shall not previously have been increased pursuant to this Section 2.12(b) on more than one occasion. Within thirty (30) days after such request has been given (as determined in accordance with Section 12.13), each Bank shall notify the Agent, whether or not, in the exercise of its sole discretion, it is willing to increase its Commitment by an amount equal to its pro rata share (calculated based on its Commitment then in existence) of the requested increase (each Bank having no obligation to do so). The Agent shall promptly notify the Borrower and each other Bank of each Bank's decision. Any Bank that does not so notify the Agent within such period shall be deemed to have decided not to be willing to increase its Commitment. If one or more of the Banks is not willing to so increase its Commitment, then



LOAN AGREEMENT - PAGE 17
         within sixty (60) days after the Borrower's original request has been given (as determined in accordance with Section 12.13), with notice thereof to the other Banks, another one or more financial institutions meeting the definition of an Eligible Assignee (each a "New Bank") may commit to provide an amount equal to the aggregate amount of the requested increase that will not be provided by the existing Banks; provided, that the Commitment of each New Bank shall be at least Five Million ($5,000,000) and the maximum number of New Banks shall be two. Upon receipt of notice from the Agent to the Banks and the Borrower that the Banks, or sufficient Banks and New Banks, have agreed to commit to an aggregate amount equal to the increase requested by the Borrower (or such lesser amount as the Borrower shall agree, which shall be at least Ten Million Dollars ($10,000,000) and an integral multiple of One Million Dollars ($1,000,000) in excess thereof), then: provided that no Default exists at such time or after giving effect to the requested increase, (i) the Borrower the Agent and the Banks willing to increase their respective Commitments and the New Banks (if any) shall execute and deliver an Increased Commitment Supplement, and the Borrower shall execute and deliver a new Note, as provided in the Increased Commitment Supplement, to each Bank. Upon the effective date of the Increased Commitment Supplement, if all existing Banks shall not have provided their pro rata portion of the requested increase, the Borrower shall request a borrowing hereunder which shall be made only by the Banks who have increased their Commitment and, if applicable, the New Banks, the proceeds of such borrowing shall be utilized by Borrower to repay the Banks who did not agree to increase their Commitments, such borrowing and repayments to be in amounts sufficient so that after giving effect thereto, the Loans shall be held by the Banks pro rata according to the respective Commitments.

                                    ARTICLE 3

                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 a.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default exists, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.2 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks under Section 2.1, each payment of the facility fee under Section 2.10 shall be made for the account of the Banks, and each termination or reduction of the Commitments under Section 2.12 shall be applied to the Commitments of the Banks, pro rata according to the respective unused Commitments; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Banks holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Loans by the Borrower of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such



LOAN AGREEMENT - PAGE 18

Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts held by such Banks.

         Section 3.3 Sharing of Payments, Etc. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such adjustments from time to time as shall be equitable to the end that all the Banks shall share pro rata in accordance with the unpaid principal of the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

                                    ARTICLE 4

                         Yield Protection and Illegality

         Section 4.1  Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Loans, its Note, or its obligation to make Libor Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Libor Loans (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);



LOAN AGREEMENT - PAGE 19

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Loans or its commitment to make Libor Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Libor Loans or its commitment to make Libor Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this
Section 4.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or Continue Libor Loans or to Convert Base Rate Loans into Libor Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested as to any Libor Loans that remain outstanding as the date of such request.

         (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank shall use reasonable averaging and attribution methods.

         Section 4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Libor Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or



LOAN AGREEMENT - PAGE 20

                  (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Banks of funding Libor Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Libor Loans, Continue Libor Loans, or to Convert Loans of any other Type into Libor Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Libor Loans hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or Continue Libor Loans and to Convert other Types of Loans into Libor Loans shall be suspended until such time as such Bank may again make, maintain, and fund Libor Loans (in which case the provisions of Section 4.4 shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Bank to make a Libor Loan or to Continue, or to Convert Loans of any other Type into, Libor Loans shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may be required to effect a Conversion and specifies to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Bank as Libor Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Libor Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Libor Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         Section 4.5 Compensation. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:




LOAN AGREEMENT - PAGE 21

         (a) any payment, prepayment, or Conversion of a Libor Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.2 or the repayment of Loans pursuant to Section 2.12(b)) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 5 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 4.6 Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its overall income, gross receipts, capital or gains and franchise or similar taxes, in each case, imposed on it by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.




LOAN AGREEMENT - PAGE 22

         (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to this Section
4.6 (unless such failure is due to a change in applicable treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided in which case such Bank will comply with Section 4.6 (d) promptly after such change), such Bank shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes and such Bank shall pay all of the Borrower's reasonable fees and expenses incurred in connection therewith.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         (i) If a Bank shall become aware that it is entitled to claim a refund from, or to a tax credit on any tax return filed by such Bank with, a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by Borrower, or with respect to which Borrower has paid additional amounts, pursuant to this Section 4.6, it shall promptly notify Borrower of the availability of such refund claim or right to a tax credit and shall, within thirty (30) days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund, or claim such credit on the next such tax return filed by it, in each case, at Borrower's expense. If a Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower had paid additional amounts pursuant to this Section 4.6 or receives benefit from such tax credit, it shall within thirty (30) days from the date of the receipt of such refund or such benefit pay over such refund or an amount equal to such benefit to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 4.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of such Bank, agrees to repay the amount paid over to Borrower (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority.

                                    ARTICLE 5

                              Conditions Precedent

         Section 5.1 Initial Loan. The obligation of each Bank to make its initial Loan is subject to the condition precedent that the Agent shall have received on or before the day of such Loan all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:




LOAN AGREEMENT - PAGE 23

         (a) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party;

         (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the name of each officer of the Borrower (i) who is authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

         (c) Certificate of Incorporation. The certificate of incorporation of the Borrower certified by the Secretary of State of the state of incorporation of the Borrower and dated a current date;

         (d) Bylaws. The bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

         (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated a current date;

         (f) Notes. The Notes executed by the Borrower;

         (g) Fees. Evidence that all fees payable to the Agent, the Banks and NationsBanc Montgomery Securities LLC on the Closing Date have been paid in full;

         (h) Termination of Commitments. Evidence that the commitments arising in connection with the Aegon Facility and that certain Loan Agreement dated December 17, 1998 among Borrower, the lenders named therein and NationsBank, as agent shall have been terminated (Borrower and NationsBank hereby agreeing that on the Closing Date the commitments of NationsBank set forth in such Loan Agreement are terminated);

         (i) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower, as to the matters set forth in Exhibit "B" hereto, and such other matters as the Agent may reasonably request; and

         (j) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney's fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 5.2 All Loans. The obligation of each Bank to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:

         (a) No Default. No Default shall have occurred and be continuing or would result from such Loan;

         (b) Representations and Warranties. All of the representations and warranties contained in Article 6 hereof and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except for any representation or warranty limited by its terms to a specific date;

         (c) No Material Adverse Effect. No event has occurred that has a Material Adverse Effect; and




LOAN AGREEMENT - PAGE 24

         (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Sections 5.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

                                    ARTICLE 6

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 6.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation (or other entity as specified on Schedule 6.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2  Financial Statements.

         (a) GAAP. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the fiscal year ended December 31, 1998. Such financial statements are complete and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of the Subsidiaries since the effective date of the financial statements referred to in this clause
(a).

         (b) SAP. The Borrower has delivered to the Agent and the Banks financial statements for each Domestic Insurance Subsidiary as at and for the fiscal year ended December 31, 1998. Such financial statements are complete and correct, have been prepared in accordance with SAP, and fairly and accurately present the financial condition of the applicable Domestic Insurance Subsidiary as of the respective dates indicated therein and the results of operations for the respective periods indicated therein subject to normal year end audit adjustments.

         Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not
(a) violate or conflict with, or result in a breach of, or



LOAN AGREEMENT - PAGE 25
require any consent under (i) the certificate of incorporation or bylaws of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject (except for such agreements and instruments which if so violated or breached could not reasonably be expected to have a Material Adverse Effect and such consents thereunder which if not obtained could not reasonably be expected to have a Material Adverse Effect), or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the property of the Borrower or any Subsidiary. Without limiting the generality of the foregoing, all Debt outstanding hereunder, after giving effect to any request for a borrowing hereunder, is permitted to be incurred by the Borrower pursuant to Section 8.4 of the 8.75% Senior Note Agreement and pursuant to the 1999 Senior Note Agreement.

         Section 6.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as currently proposed to be conducted without Material Adverse Effect and the Borrower and each of the Subsidiaries are not in violation in any material respect of any valid rights of others with respect to any of the foregoing.

         Section 6.5 Litigation and Judgments. As of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no unstayed or undischarged judgments against the Borrower or any Subsidiary which would constitute an Event of Default under Section 10.1 (h).

         Section 6.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties, real and personal, including the properties and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 8.2.

         Section 6.7 Enforceability. This Agreement constitutes, and the other Transaction Documents to which the Borrower is party, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is or may become a party or for the validity or enforceability thereof.

         Section 6.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 8.1 and except, as of and prior to the Closing Date only, Debt required to be repaid on the Closing Date.

         Section 6.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for those liabilities whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued, and for which adequate reserves have been established.. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or



LOAN AGREEMENT - PAGE 26
of any pending but unassessed material tax liability of the Borrower or any Subsidiary. The federal income tax liability of certain of the Subsidiaries has been reviewed and/or examined by the Internal Revenue Service from time to time. The federal income tax liability of Borrower and the Subsidiaries for all taxable years up to and including the taxable year ended December 31, 1994 has been finally determined and satisfied.

         Section 6.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 6.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Transaction Document or furnished to the Agent or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such statement, information, report, representation or warranty was provided. There is no fact known to the Borrower which has had a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect in the future that has not been disclosed to the Agent and the Banks.

         Section 6.14 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 6.14, and Schedule 6.14 sets forth the type of entity and the jurisdiction of incorporation or organization of each Subsidiary and the Borrower's or the Subsidiaries' percentage interest of the ownership of each Subsidiary listed thereon.

         Section 6.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect in absence of a default thereunder. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 6.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any applicable law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including, without limitation, any Environmental Law.




LOAN AGREEMENT - PAGE 27

         Section 6.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.19 Environmental Matters. Except for instances of noncompliance with or exceptions to the following that should not have, individually or in the aggregate, a Material Adverse Effect: (i) no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of the Borrower or any Subsidiary except in compliance with applicable Environmental Laws and (ii) the use which the Borrower and the Subsidiaries make and intend to make of their respective properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties except in compliance with applicable Environmental Laws.

         Section 6.20 Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

         Section 6.21 Year 2000 Compliance.

         (a) The Borrower has (i) undertaken a detailed review and assessment of all areas within the business and operations of it and the Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. The Borrower reasonably anticipates that all computer applications that are material to the business and operations of it and the Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Ready").

         (b) The Borrower is in the process of making inquiry of each of its and the Subsidiaries' key suppliers, vendors and customers as to whether such Persons will on a timely basis be Year 2000 Ready in all material respects. The Borrower has not received any indication that leads it to believe that any such key supplier, vendor or customer will fail to be Year 2000 Ready in a manner that will result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower and the Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

                                    ARTICLE 7

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants unless the Required Banks otherwise agree:



LOAN AGREEMENT - PAGE 28

         Section 7.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

         (a) Annual Financial Statements. As soon as available, and in any event:

                  (i) within one hundred fifteen (115) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1998, a copy of the annual audit report of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, stockholders' equity, and cash flow as at the end of such fiscal year and for the twelve
         (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

                  (ii) within ninety (90) days after the end of each year, beginning with the year ending December 31, 1998, a copy of the annual financial statements of each Domestic Insurance Subsidiary for such year prepared in accordance with SAP as filed with the applicable Insurance Regulatory Authority;

         (b) Quarterly Financial Statements. As soon as available, and in any event within fifty-five (55) days after the end of each of the quarters of each fiscal year of the Borrower, (i) a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated, consolidating and business segment basis, balance sheets and statements of income, stockholders' equity, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated, consolidating and business segment basis, at the date and for the periods indicated therein and (ii) a copy of an unaudited financial report of each Domestic Insurance Subsidiary as of the end of such fiscal quarter and for the portion of the fiscal year then ended in the same form as the financial statements delivered under clause (ii) of Section 7.1(a) and certified by the chief financial officer of the Borrower to have been prepared in accordance with SAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Domestic Insurance Subsidiary the subject thereof, at the date and for the periods indicated therein;

         (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in subsections 7.1(a) and 7.1(b), a Compliance Certificate;

         (d) Annual Management Discussion. Promptly after the preparation thereof, copies of all management discussions and analyses or similar reports (howsoever designated or described) which are prepared by or for any Insurance Subsidiary and filed with any Insurance Regulatory Authority;

         (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;




LOAN AGREEMENT - PAGE 29

         (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect;

         (g) Notice of Default. As soon as possible and in any event within five
(5) days after the Borrower becomes aware of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

         (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower has determined that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or within five (5) days after the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

         (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by the Borrower or any Subsidiary to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;

         (j) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the Borrower becomes aware of occurrence thereof, written notice of any matter that could have a Material Adverse Effect;

         (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its security holders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

         (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 7.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 8.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 7.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order, and condition and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

         Section 7.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the



LOAN AGREEMENT - PAGE 30

Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge or claim for labor, material, or supplies whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established.

         Section 7.5 Insurance. The Borrower will, and will cause each Subsidiary to, keep insured by financially sound and reputable insurers all property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

         Section 7.6 Inspection Rights. When no Event of Default exists and subject to all confidentiality agreements entered into by the Borrower or any Subsidiary in the ordinary course of its business (including those entered into in connection with equity and asset acquisitions and the acquisition and use of intellectual property) and the limitations on disclosure imposed therein, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank, during normal business hours and upon no less than two (2) Business Days prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. If an Event of Default exists, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank, during normal business hours but without prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 7.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP (and with respect to the Domestic Insurance Subsidiaries, SAP) shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 7.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 7.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documents and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

         Section 7.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability under ERISA or any Plan.

         Section 7.12 Year 2000 Compliance. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its key suppliers, vendors and customers) will not be Year 2000 Ready on a timely basis and a Material Adverse Effect will occur as a result thereof.




LOAN AGREEMENT - PAGE 31

                                    ARTICLE 8

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants unless the Required Banks otherwise agree:

         Section 8.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

         (a) Debt to the Banks pursuant to the Loan Documents and Debt arising under the 1999 Senior Note Agreement, provided that the 1999 Senior Note Agreement is entered into on terms which, taken as a whole, are not materially less favorable to the Borrower than the terms set forth in the draft Summary of Proposed Terms attached as Schedule 8.1 hereto;

         (b) Debt in the amount disclosed on Schedule 6.9 (including any advances made on or after the Closing Date pursuant to the commitments to lend disclosed on Schedule 6.9) hereto and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

         (c) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or another Subsidiary; provided a Credit Subsidiary may not incur, create, assume, or permit to exist any Debt owed by that Credit Subsidiary to an Insurance Subsidiary except any such Debt existing on the Closing Date which is disclosed on Schedule 6.9 hereto and other Debt of the type permitted by Section 8.5(l)(i);

         (d) Debt (i) under Interest Rate Protection Agreements having an aggregate notional amount at any one time outstanding not to exceed Sixty-Five Million Dollars ($65,000,000.00) or (ii) under Interest Rate Protection Agreements entered into to mitigate the interest rate risk of Debt incurred by the Credit Subsidiaries and otherwise permitted by clause (e) below; provided that, in each case, each counterparty shall be rated in one of the three highest rating categories of S&P or Moody's;

         (e) Debt of a Credit Subsidiary incurred in the ordinary course of its credit card or student loan operations, provided that such Debt (i) is secured by credit card receivables and/or student loans or (ii) represents unfunded commitments to provide credit card or student loans;

         (f) Guaranties given in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

         (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Borrower's or a Subsidiary's behalf in accordance with the policies issued to the Borrower and the Subsidiaries;

         (h) Debt (i) assumed by the Borrower or a Subsidiary in connection with an acquisition permitted hereby; and (ii) Debt of a Person which becomes a Subsidiary after the date hereof in an acquisition permitted hereby which Debt was in existence at the time such Person became a Subsidiary; provided that no Default exists or would result therefrom and no such Debt shall have been created or incurred in connection with or in



LOAN AGREEMENT - PAGE 32
anticipation of the acquisition in question (provided that this clause (h) shall not prohibit Debt otherwise permitted to be incurred, created or assumed under the other provisions of this Section 8.1);

         (i) Guarantees by the Borrower or any Subsidiary of Debt of a Subsidiary permitted hereby or of operating leases of a Subsidiary entered into in the ordinary course of business; provided that no Insurance Subsidiary may guarantee Debts or any operating lease of a Credit Subsidiary;

         (j) In addition to the Debt described in clauses (a) through (i) above, the following:

                  (i)      Unsecured Debt of the Borrower and the Subsidiaries;
                           and

                  (ii)     Debt secured by purchase money Liens permitted by
                           Section 8.2 (g);

provided that (x) the aggregate principal amount of all Debt at any time outstanding under the permissions of items (i) and (ii) of this clause (j) shall never exceed Twenty-Five Million Dollars ($25,000,000); (y) at the time of the incurrence, creation, or assumption of any of such Debt, no Default shall have occurred and be continuing; and (z) such Debt shall be permitted by the Senior Note Agreements; provided that a Credit Subsidiary may not rely on the permissions given by this clause (j) to incur, create, assume or permit to exist any Debt owing by it to any Insurance Subsidiary; and

         (k) In addition to the Debt described in clauses (a) through (j) above, unsecured Debt of the Borrower or a Subsidiary which is subordinated to the Obligations on terms acceptable to the Required Banks and which is otherwise provided on terms acceptable to the Required Banks; provided that at the time of the incurrence, creation, or assumption of any of such Debt, no Default shall have occurred and be continuing; such Debt shall be permitted by the Senior Note Agreements; and such Debt, if owed by a Credit Subsidiary, shall not be owed to an Insurance Subsidiary unless such Debt is of the type permitted by Section 8.5
(l)(i).

         Section 8.2 Limitation on Liens. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following, none of which (other than as disclosed on Schedule 8.2) shall attach to or otherwise encumber the Capital Stock of any Subsidiary:

                  (a) Liens disclosed on Schedule 8.2 hereto, and Liens created and existing in connection with any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under
         Section 8.1(b) provided that (i) no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) after the date hereof; and (ii) no such Lien is spread to secure any additional Debt after the date hereof;

                  (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

                  (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the property encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such property in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;




LOAN AGREEMENT - PAGE 33

                  (d) Liens (other than Liens relating to liabilities resulting from the violation of Environmental Laws or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to (i) secure payments of workmen's compensation or other social security programs,
         (ii) secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business, (iii) satisfy escrow obligations under reinsurance agreements and (iv) satisfy statutory obligations imposed by applicable Insurance Regulatory Authorities;

                  (g) Purchase-money Liens on any property hereafter acquired or a Lien incurred in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                         (i) any property subject to the foregoing is acquired
                  by the Borrower or any Subsidiary in the ordinary course of its business and the Lien on the property attaches concurrently or within sixty (60) days after the acquisition thereof;

                        (ii) the Debt secured by any Lien so created, assumed,
                  or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;

                           (iii) each such Lien shall attach only to the
                  property so acquired; and

                           (iv) the Debt incurred is permitted by Section
                  8.1(j);

                  (h) Any extension, renewal or replacement of any of the Liens described in clauses (c) through (g), provided that Liens permitted thereby shall not be spread to cover any additional Debt or property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as collateral);

                  (i) Any attachment or judgment Lien not constituting an Event of Default;

                  (j) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business;

                  (k) Liens on assets of a Subsidiary existing prior to the time such assets were acquired by the Subsidiary or prior to the time such Person became a Subsidiary and not incurred as a result of, in connection with or in anticipation of such acquisition or such Person becoming a Subsidiary; provided (i) such Liens do not extend to or cover any assets other than the assets encumbered prior to any such acquisition or prior to such Person becoming a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) and (ii) such Liens only secure Debt permitted by Section 8.1(h);




LOAN AGREEMENT - PAGE 34

                  (l) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

                  (m) Liens on credit card receivables and student loans securing Debt permitted by clause (e) of Section 8.1;

                  (n) Liens granted in favor of Borrower or a Subsidiary securing Debt permitted by clause (c) of Section 8.1; and

                  (o) Liens other than those listed in clauses (a) through (n) of this Section 8.2 if at the time such Lien attaches, such Lien is permitted by the Senior Note Agreements and no Default exists; provided that the principal amount of the Debt or other obligations secured by the Liens permitted by this clause (o) shall never exceed Twenty Million Dollars ($20,000,000) at any time in the aggregate and any such Debt shall otherwise be permitted by Section 8.1 and the Senior Note Agreements.

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and the Senior Note Agreements) prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be incurred under Section 8.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof permitted by this Section 8.2, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset so acquired. Except as provided herein, as disclosed in
Schedule 8.2 and as may be imposed by any applicable laws and regulations, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's Capital Stock owned by the Borrower or any other Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to any Subsidiary; or (4) transfer any of its property or assets to any Subsidiary.

         Section 8.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all of the properties of any Person or purchase or acquire properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person (as determined as of the date of acquisition) or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that as long as no Default exists or would result therefrom and provided the Borrower gives the Agent and the Banks prior written notice:

                  (i) The Subsidiaries may acquire shares, equity securities or other evidence of beneficial ownership of a Person (including a Subsidiary) or property of a Person (including a Subsidiary) in accordance with the restrictions set forth in Section 8.5 and, with respect to a Subsidiary, Section 8.7(f); provided no Insurance Subsidiary may acquire shares, equity securities or other evidence of beneficial ownership in any Credit Subsidiary or any property of any Credit Subsidiary except for the shares, equity securities or other evidence of beneficial ownership permitted by Section 8.5(l)(i) and
         (ii);

                  (ii) In connection with acquisitions permitted by Section 8.5, the Borrower may merge or consolidate with any other Person provided the Borrower is the surviving Person;

                  (iii) A Subsidiary may wind-up, dissolve or liquidate if its assets are transferred to the Borrower or a Subsidiary or disposed of pursuant to Section 8.7; and



LOAN AGREEMENT - PAGE 35

                  (iv) Any Subsidiary may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or with any other Subsidiary or, in connection with acquisitions permitted hereby, any other Person that, in each case, is or becomes a Subsidiary; provided no Insurance Subsidiary may merge or consolidate with any Credit Subsidiary.

         Section 8.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its Capital Stock, or redeem, purchase, retire, or otherwise acquire any of its Capital Stock, or permit any of the Subsidiaries to purchase or otherwise acquire any Capital Stock of the Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Capital Stock or for any redemption, purchase, retirement, or other acquisition of any of its Capital Stock; provided, however, that if no Default exists or would result therefrom, the Borrower may (i) purchase common Capital Stock of the Borrower from directors, officers, employees or agents of Borrower and the Subsidiaries no longer employed by or associated with the Borrower or a Subsidiary, provided that the Capital Stock so purchased was acquired by such directors, officers, employees or agents pursuant to a stock ownership or purchase plan or compensation plan of the Borrower approved by the Board of Directors of the Borrower; (ii) purchase its common Capital Stock in the open market in accordance with past practices to fulfill the requirements of the stock ownership or purchase plans or compensation plans provided to directors, officers, employees and agents of the Borrower and the Subsidiaries which plans are approved by the Board of Directors of the Borrower; and (iii) declare or pay dividends or other distributions on account of its Capital Stock, or redeem, purchase, retire or otherwise acquire its Capital Stock (in addition to the purchases permitted by clauses (i) and (ii) of this Section 8.4) so long as the aggregate amount paid, distributed or otherwise given under the permissions of this clause (iii) does not exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate for the entire term of this Agreement.

         Section 8.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person or purchase all the properties of a Person or purchase properties of a Person with a book value in excess of ten percent (10%) of the book value of all properties of such Person determined as of the date of acquisition (all such transactions being herein called "Investments"), except:

         (a) The Borrower and any Subsidiary may make Investments in readily marketable direct obligations of the United States of America or any agency thereof or readily marketable direct obligations guaranteed or insured as to principal and interest by the United States of America or any agency thereof;

         (b) The Borrower and any Subsidiary may make Investments in (i) fully insured certificates of deposit; and (ii) other certificates of deposit issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 and rated in one of the four highest unsecured long-term debt ratings of S&P or Moody's;

         (c) The Borrower and any Subsidiary may make Investments in commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings of S&P or Moody's;

         (d) The Borrower and any Subsidiary may acquire and own:

                           (i) all the shares, other equity securities or other
                  evidence of beneficial ownership of a Person;




LOAN AGREEMENT - PAGE 36

                           (ii) a majority of the shares, other equity
                  securities or other evidence of beneficial ownership of a Person; or

                           (iii) such number of such shares, securities or
                  beneficial ownership that represents a controlling interest in such Person;

if, with respect to each such acquisition, no Default exists or would result therefrom, the Borrower shall provide prompt notice to Agent of such acquisition and, with respect to any Insurance Subsidiary, any such Investment is made in accordance with applicable insurance laws and regulations; provided that Borrower's or a Subsidiary's acquisition and ownership of shares, other equity securities or other evidence of beneficial ownership of existing and newly created Subsidiaries is not governed by this clause (d) but is governed by clause (f) of this Section 8.5;

         (e) The Borrower and any Subsidiary may acquire and own:

                           (i) all of a Person's (including a Subsidiary's)
                  property; or

                           (ii) properties of a Person (including a Subsidiary)
                  with a book value in excess of ten percent (10%) of the book value of all properties of such Person determined as of the date of acquisition if, with respect to each such acquisition, no Default exists or would result therefrom; the Borrower shall provide prompt notice to Agent of such acquisition; with respect to any Insurance Subsidiary, any such Investment is made in accordance with applicable insurance laws and regulations; no Insurance Subsidiary may acquire properties of any Credit Subsidiary; and if the acquisition is made from a Subsidiary, the assets disposition is consummated in compliance with Section 8.7;

         (f) The Borrower and any Subsidiary may own stock of the Subsidiaries existing on the date hereof, the Borrower and any Subsidiary may make loans to the Borrower or other Subsidiaries and enter into Guarantees, in each case, as permitted by Section 8.1 and, if no Default exists, the Borrower and any Subsidiary may make capital contributions to or investments in, or purchase any stocks or other equity securities of a Subsidiary or a newly created Person organized by the Borrower or a Subsidiary that, immediately after such investment or purchase, will be a Subsidiary; provided no Insurance Subsidiary shall make any capital contributions to or investments in, or purchase any stock or other equity securities of a Credit Subsidiary except for the Investments permitted by clauses (l)(i) and (l)(ii) of this Section 8.5;

         (g) The Borrower and any Subsidiaries may in the ordinary course of business (i) make advances to agents, officers, directors and employees for business expenses incurred in the ordinary course of business; (ii) make advances to agents against future commissions in accordance with past practices or standard industry practice; and (iii) make loans to officers, directors, agents and employees the proceeds of which are used to purchase common stock of the Borrower provided that the aggregate amount of the loans made pursuant to this clause (iii) shall never exceed Fifteen Million Dollars ($15,000,000) in the aggregate at any time and each such loan shall be secured by the common stock so purchased;

         (h) The Borrower and any Subsidiary may hold Investments received in connection with the bankruptcy or reorganization of vendors, suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, vendors, customers and suppliers arising in the ordinary course of business;




LOAN AGREEMENT - PAGE 37

         (i) The Borrower and any Subsidiary may make extensions of trade credit in the ordinary course of business;

         (j) The Borrower and any Subsidiary involved in the credit card business may make extensions of credit to its customers under credit card agreements in the ordinary course of business;

         (k) The Borrower and any Subsidiary involved in the student loan business may extend credit in the form of student loans; and

         (l) Any Insurance Subsidiary may make Investments in the following:

                  (i) Debt securities (excluding CMO Derivative Investments, as defined below) rated BBB- or better by S& P, Baa3 or better by Moody's or NAIC-2 or better by the NAIC; provided that any such Investment which, at any time after which it is made ceases to meet such rating requirements, shall not be prohibited until a period of ninety (90) days after the date on which such rating requirement is no longer met;

                  (ii) preferred stock by issuers whose debt instruments meet the rating requirements specified in clause (l)(i) above; provided that the aggregate book value of the Investments made pursuant to the permissions of this clause (l)(ii) by an Insurance Subsidiary shall not exceed twenty percent (20%) of the statutory surplus of such Subsidiary determined in accordance with SAP;

                  (iii) insurance policy loans made to insureds in the ordinary course of business;

                  (iv) Investments other than those identified in this Section
         8.5 of an Insurance Subsidiary which are of a type and quality acceptable to the Insurance Regulatory Authority regulating such Insurance Subsidiary; provided that (x) the aggregate book value of such other Investments, when aggregated with the book value of all Investments of such Subsidiary outstanding pursuant to clause (l)(ii) above do not exceed, at any one time twenty percent (20%) of the aggregate book value of the Investments of such Insurance Subsidiary;
         (y) no Insurance Subsidiary may make investments under the permissions of this clause (iv) in any Credit Subsidiary; and (z) CMO Derivative Investments of an Insurance Subsidiary shall not exceed, in the aggregate five percent (5%) of the statutory surplus of such Subsidiary determined in accordance with SAP.

As used herein, the term "CMO Derivative Investments" means any interest in a volatile tranche of a collateralized mortgage obligation, including without limitation, such interests typically classified as z bonds, inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest-only investments, principal-only investments, residuals, inverse IO's and super floaters.

         Section 8.6 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 8.7 Disposition of Property. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its property, except (a) dispositions of inventory, credit card receivables and student loans in the ordinary course of business, including any sale or other transfer pursuant to



LOAN AGREEMENT - PAGE 38
a securitization; (b) dispositions of assets reasonably and in good faith determined by the Borrower or such Subsidiary to be obsolete or no longer necessary to its business if no Default exists or would result therefrom; (c) any sale, lease, assignment, transfer or other disposition of assets of a Subsidiary as a result of a transaction permitted by Section 8.3, (d) licenses, sublicenses, leases and subleases of intellectual property, general intangibles, or other property (other than Capital Stock), in each case in the ordinary course of business, that do not materially interfere with the business of the Borrower and the Subsidiaries; (e) the sale of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or settlement thereof; (f) the sale, lease, assignment, transfer or other disposition of assets of a Subsidiary to the Borrower or any Subsidiary; provided that no Credit Subsidiary may sell, lease, assign, transfer or otherwise convey any of its assets to an Insurance Subsidiary and no Insurance Subsidiary may sell, lease, assign, transfer or otherwise convey any of its assets to a Credit Subsidiary (other than the sale, redemption or other disposition of a Debt instrument of, or an Investment in, a Credit Subsidiary in accordance with its specific terms to that Credit Subsidiary); (g) the disposition of property by an Insurance Subsidiary in connection with reinsurance treaties or agreements entered into in the ordinary course of business; (h) the disposition of Investments by an Insurance Subsidiary in the ordinary course of business in connection with the management of its investment portfolio provided the proceeds thereof are utilized to satisfy policy liabilities and expenses incurred in the ordinary course of business, are reinvested in accordance with Section 8.5 or are held as cash; (i) the assignment, transfer or other disposition by Borrower of its direct interests in the Credit Subsidiaries to a wholly-owned Subsidiary of Borrower which is not an Insurance Subsidiary; and (j) the disposition of assets, in addition to those set forth in clauses (a) through (i) above, provided that (i) no Default exists or would result therefrom, (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the aggregate net book value of the assets disposed of during any fiscal year of the Borrower does not exceed fifteen percent (15%) of the Total Capitalization in effect as of the date of determination; and (iv) no Credit Subsidiary may sell, lease, assign, transfer or otherwise convey any of its assets to an Insurance Subsidiary under the permissions of this clause (j) and no Insurance Subsidiary may sell, lease, assign, transfer or otherwise convey any of its assets to a Credit Subsidiary under the permissions of this clause (j) .

         Section 8.8 Prepayment of Debt. The Borrower will not prepay the Debt outstanding pursuant to the Senior Note Agreements except (i) for prepayments resulting from a refinancing permitted pursuant to Section 8.1(b); (ii)
Borrower may prepay such Debt if the Consolidated Net Worth immediately prior to such prepayment is Six Hundred Fifty Million Dollars ($650,000,000) or more; and
(iii) Borrower may make mandatory prepayments pursuant to Section 5.1 of the 8.75% Senior Note Agreement.

         Section 8.9 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the insurance, financial services and information technology businesses, other businesses in which they are engaged on the date hereof, any businesses reasonably related thereto and the sale of products or services utilizing the existing channels of distribution currently utilized by the Borrower and the Subsidiaries.

         Section 8.10 Environmental Protection. The Borrower will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of its properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a release or threatened release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its properties in any manner that is likely to violate any Environmental Law or create any liabilities with respect thereto for which the Borrower or any of the Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) of this Section that could not have a Material Adverse Effect.




LOAN AGREEMENT - PAGE 39

         Section 8.11 Modifications to Senior Note Agreements. Borrower will not change or amend the terms of the Senior Note Agreements, if the effect of such amendment is to: (a) shorten the time of payments of principal or interest due under either Senior Note Agreement; (b) change any event of default or any covenant to a materially more onerous or restrictive provision; or (c) change or amend any other term of either Senior Note Agreement in a manner materially adverse to Agent or any Bank as creditors or the interests of the Banks under this Agreement or any other Loan Document in any respect.

                                    ARTICLE 9

                               Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants unless the Required Banks otherwise agree:

         Section 9.1 Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) Five Hundred Million Dollars ($500,000,000) plus (b) twenty-five percent (25%) of the positive Consolidated Net Income for each completed fiscal year ending after December 31, 1998. The term "Consolidated Net Income" means, for any period, the sum of the following, calculated without duplication: (a) Net Income (as defined in Section 9.3) plus (b) the income (or loss) of all Insurance Subsidiaries and Credit Subsidiaries.

         Section 9.2 Consolidated Debt to Total Capitalization Ratio. The Borrower will not at any time permit the ratio of Consolidated Debt to Total Capitalization to be greater than 0.30 to 1.0.

         Section 9.3 Interest Coverage. Borrower shall not permit the ratio of Cash Flow to Interest Expense, all as calculated for the four (4) fiscal quarter period ending on the last day of each fiscal quarter of Borrower to be less than
(i) 3.10 to 1.00 as of each fiscal quarter end prior to the date when all Debt outstanding under the 8.75% Senior Note Agreement is paid and satisfied in full; and (ii) 2.50 to 1.00 as of each fiscal quarter end thereafter. As used in this
Section 9.3, the following terms have the following meanings:

                  "Cash Flow" means, for any period, the total of the following each calculated without duplication:

                           (i) the total of the following for Borrower and all
                  Subsidiaries (other than the Insurance Subsidiaries, United Credit National Bank, Educational Finance Group, Inc. and the Subsidiaries owned by Educational Finance Group, Inc. but otherwise on a consolidated basis in accordance with GAAP) for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining Net Income and not already deducted in accordance with clauses (b), (c) and (d) of the definition of Net Income; plus

                           (ii) the sum of:

                (a) the total of the Available Domestic Insurance
         Subsidiary Earnings of all Domestic Insurance Subsidiaries for



LOAN AGREEMENT - PAGE 40
                           such period, with the "Available Domestic Insurance Subsidiary Earnings" determined separately for each Domestic Insurance Subsidiary and equal for each Domestic Insurance Subsidiary to the product of the following (1) lesser of (A) the total of the ordinary dividend capacity of such Domestic Insurance Subsidiary for such period determined in accordance with SAP or (B) the net income of such Domestic Insurance Subsidiary for such period determined in accordance with SAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Subsidiary entitled to share in the receipt of ordinary dividends or other ordinary distributions of earnings; plus

                                    (b) the total of the Attributable Net Income
                           of all Insurance Subsidiaries organized under the laws of a jurisdiction located outside the United States of America for such period, with the "Attributable Net Income" determined separately for each such Insurance Subsidiary and equal for each such Insurance Subsidiary to the product of (1) the net income of such Insurance Subsidiaries for such period determined in accordance with GAAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Insurance Subsidiary entitled to share in the receipt of ordinary distributions of earnings.

                  "Interest Expense"means, for any period, the sum of (i) the consolidated cash interest expense of Borrower and all Subsidiaries; minus (ii) the cash interest expense of the Insurance Subsidiaries; minus (iii) the cash interest expense attributable to any Debt incurred in the ordinary course of the Borrower's and the Subsidiaries' credit card and student loan businesses if such Debt is secured by credit card receivables or student loans.

                  "Net Income" means, for any period, the Borrower's consolidated net income (or loss) from operations, but excluding, to the extent not already excluded: (a) the income of any other Person (other than a Subsidiaries) in which Borrower or any of the Subsidiaries has an ownership interest, unless received by Borrower or a Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses; (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP; and (e) the income (or loss) of all Insurance Subsidiaries and Credit Subsidiaries.

         Section 9.4 Risk-Based Capital. As of the end of each calendar year, the Borrower will not permit the Risk-Based Capital of any Domestic Insurance Subsidiary to fall below 200% of the company action level (as defined by the NAIC or by the applicable Insurance Regulatory Authority of the state of such Insurance Subsidiaries' domicile) for such Subsidiary. The term "Risk-Based Capital" means the risk-based capital of a Domestic Insurance Subsidiary calculated in accordance with the formula adopted from time to time by the NAIC or by the applicable Insurance Regulatory Authority of the state of such Insurance Subsidiaries' domicile. In the event that there is a conflict between the risk-based capital formulas or company action levels by the NAIC and the applicable Insurance Regulatory Authority of the State of such Insurance Subsidiaries' domicile, the calculations adopted by the applicable Insurance Regulatory Authority shall control.



LOAN AGREEMENT - PAGE 41

                                   ARTICLE 10

                                     Default

         Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

         (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days after the date the Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

         (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

         (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clauses (a), (b), (c), (f), (g) and
(j) of Section 7.1, Article 8, or Article 9 of this Agreement. The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of ten (10) days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Agent thereof in accordance with Section 7.1(g) hereof.

         (d) The Borrower, any Significant Subsidiary, or any Obligated Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

         (e) The Borrower, any Significant Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or under any other such law, or
(vi) take any corporate or other action for the purpose of effecting any of the foregoing.

         (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, any Significant Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of the Borrower or such Significant Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Significant Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, any Significant Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.



LOAN AGREEMENT - PAGE 42

         (g) The Borrower, any Significant Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Ten Million Dollars ($10,000,000) against any of its properties.

         (h) A final judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered by a court or courts against the Borrower, any of the Significant Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Significant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (i) The Borrower, any Significant Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in excess of Five Million Dollars ($5,000,000), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

         (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Ten Million Dollars ($10,000,000).

         (l) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Jensen Family or the employees and agents of the Borrower and the Subsidiaries shall become the direct or indirect beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than ten percent (10%) of the total voting power of all the classes of Capital Stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Borrower. The term "Jensen Family" means Mr. Ronald L. Jensen, his spouse, his adult children, any trusts controlled by any such persons or of which such persons (individually or together with any persons) are beneficiaries and any foundations controlled by any such persons. Harvard Management Company, Inc. shall become the direct or indirect beneficial owner (as defined in the first sentence of this clause (l)) of more than fifteen percent (15%) of the total voting power of all the classes of Capital Stock



LOAN AGREEMENT - PAGE 43
then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Borrower.

         Section 10.2 Remedies. If any Event of Default exists, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

         (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without any other notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) Termination of Commitments. Terminate the Commitments without notice to the Borrower.

         (c) Judgment. Reduce any claim to judgment.

         (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

         (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 10.1(d), (e) or (f), the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 10.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

         Section 10.4 Continuance of Default. For purposes of all Loan Documents, (a) a Default which is capable of being remedied shall be deemed to exist until the Agent shall have actually received evidence reasonably satisfactory to Agent that such Default shall have been remedied and (b) a Default not capable of being remedied shall be deemed to exist until waived in accordance with the Loan Document.

         Section 10.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit



LOAN AGREEMENT - PAGE 44
or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Agent or such Bank shall have made any demand under any Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.


                                   ARTICLE 11

                                    The Agent

         Section 11.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by Borrower or any Obligated Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Borrower or any Obligated Party or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or any Obligated Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.8 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.




LOAN AGREEMENT - PAGE 45

         Section 11.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

         Section 11.4 Rights as Bank. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         Section 11.5 INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 12.1 OR 12.2 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT (INCLUDING BY ANY BANK) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY LOAN DOCUMENT; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 12.1, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 11.6 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed



LOAN AGREEMENT - PAGE 46
appropriate, made its own credit analysis of the Borrower, the Obligated Parties and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party or any of the Subsidiaries or Affiliates of Borrower that may come into the possession of the Agent or any of its Affiliates.

         Section 11.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 11.8 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 11.9 Agent Fee. Borrower agrees to pay to the Agent on the Closing Date and on each anniversary of the Closing Date until the Commitments are terminated and all Obligations paid and satisfied in full, the annual administrative agency fee Borrower has agreed to pay the Agent pursuant to that certain letter dated March 1, 1999 between Borrower, NationsBank and NationsBanc Montgomery Securities LLC.

         Section 11.10 Documentation Agent and Co-Agent. The First National Bank of Chicago has been designated as documentation agent hereunder and Fleet National Bank has been designated as co-agent hereunder for no reason other than in recognition of the timing and level of their respective Commitments, neither such Bank is therefore an agent for the Banks and neither such Bank shall have any obligations under the Loan Documents other than those arising in its capacity as a Bank.

                                   ARTICLE 12

                                  Miscellaneous

         Section 12.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Transaction Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, (b) all out-of-pocket costs and expenses of the Agent and the Banks in connection with any Default



LOAN AGREEMENT - PAGE 47
and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Transaction Documents, and (d) all other out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement or any other Transaction Document.

         Section 12.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL (i) BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND (ii) SHALL NOT BE INDEMNIFIED OR HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEY FEES) ARISING OUT OF OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PERSON.

         Section 12.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents. None of the Borrower, any Obligated Party nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Agent and each Bank hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by any of them in connection with, arising out of, or in any way related to, this Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

         Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent and the Banks shall have the right to act exclusively in the interest of the Agent



LOAN AGREEMENT - PAGE 48
and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 12.5 No Fiduciary Relationship. The relationship between the Borrower and each Bank is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Borrower and any Bank to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Banks or among the Borrower and the Banks.

         Section 12.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 12.8  Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Banks. Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000);

                  (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note held by it;

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit "C" hereto, together with any Note subject to such assignment and a processing fee of $3,500; and

                  (v) as long as no Default exists, NationsBank agrees to maintain a Commitment hereunder in an amount no less than the Commitment of any other Bank.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder



LOAN AGREEMENT - PAGE 49
and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor, if it does not assign all of its interests in the Loans then outstanding and all of its Commitment, and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

         (b) The Agent shall maintain at its address referred to in Section
12.13 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto and otherwise made in accordance herewith, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "C" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto.

         (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 4 and the right of set-off contained in Section 10.5, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security. No such assignment and pledge shall release the assigning Bank from its obligations hereunder.

         (f) Any Bank may furnish any information concerning the Borrower, any Obligated Party or any of the Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         Section 12.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any



LOAN AGREEMENT - PAGE 50
other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Sections 12.1 and 12.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 12.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

         Section 12.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks or subject the Banks to any additional obligations; provided, that, notwithstanding anything herein to the contrary, the aggregate amount of the Commitments may be increased in accordance with Section 2.12(b) and pursuant to an Increased Commitment Supplement agreed to by Borrower, Agent, the Banks party thereto that have agreed to increase their Commitment and any New Banks party thereto and without the consent or approval of the Required Banks or any other Banks; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; or (e) change any provision contained in this Section 12.11. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article 11 hereof without the prior written consent of the Agent.

         Section 12.12  Maximum Interest Rate.

         (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

         (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Bank shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 12.12(b), or
(ii) an amount, which when added to all other interest payable under this



LOAN AGREEMENT - PAGE 51

Agreement or the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Bank ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Agent, and the Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equivalent unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Banks, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Agent and the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

         (c) The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 12.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 12.14 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

         Section 12.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 12.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.




LOAN AGREEMENT - PAGE 52

         Section 12.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 12.18 Construction. The Borrower, the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 12.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 12.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 12.21 Confidentiality. The Agent and each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information: (a) to any other Lending Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority with which the Lending Party is required to comply, (d) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (e) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to such Lending Party's legal counsel and independent auditors, (h) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential. If a Lending Party or any Person to whom a Lending Party gives Designated Information is to disclose any Designated Information pursuant to clause (b) or (e), such Person shall notify the Borrower of the proposed disclosure promptly after determining it must make such disclosure so that the Borrower or a Subsidiary may seek a protective order as necessary to protect the unnecessary disclosures of Designated Information.



LOAN AGREEMENT - PAGE 53

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      BORROWER:

                                      UICI,
                                      a Delaware Corporation



                                      By:
                                         ---------------------------------------
                                            Warren B. Idsal
                                            Vice President of Strategic Planning
                                            and Mergers and Acquisitions

                                      Address for Notices:

                                      4001 McEwen Drive, Suite 200
                                      Dallas, Texas 75244
                                      Telephone No.: 972-392-6733
                                      Telecopy No.: 972-392-6721
                                      Attention: Chief Financial Officer



LOAN AGREEMENT - PAGE 54

                                      NationsBank, N.A., doing business as BANK
                                          OF AMERICA, NATIONAL ASSOCIATION,
                                               as Agent and as a Bank
Commitment:
$40,000,000

                                      By:
                                         ---------------------------------------
                                             Jim V. Miller
                                             Senior Vice President

                                      Address for Notices:

                                      901 Main Street, 66th Floor
                                      Dallas, Texas 75202
                                      Telephone No.: 214-209-0559
                                      Telecopy No.: 214-209-3742
                                      Attention: Jim V. Miller


                                      Lending Office for Base Rate Loans and
                                        Libor Loans

                                      901 Main Street, 66th Floor
                                      Dallas, Texas 75202



LOAN AGREEMENT - PAGE 55

Commitment:                           THE FIRST NATIONAL BANK OF CHICAGO

$35,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      Address for Notices:

                                      One First National Plaza, Suite IL1-0085
                                      Chicago, Illinois 60670
                                      Telephone:        312-732-3881
                                      Telecopy No.:     312-732-4033
                                      Attention:        Tom Doddridge

                                      Lending Office for Base Rate Loans and
                                        Libor Loans:

                                      One First National Plaza
                                      Chicago, Illinois 60670



LOAN AGREEMENT - PAGE 56

Commitment:                           FLEET NATIONAL BANK

$25,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      Address for Notices:

                                      Insurance Industry Group
                                      CT-MO-0250
                                      777 Main Street, 25th Floor
                                      Hartford, CT  06115

                                      Lending Office for Base Rate Loans and
                                        Libor Loans:

                                      777 Main Street, 25th Floor
                                      Hartford, CT


LOAN AGREEMENT - PAGE 57

                        FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment") dated as of May 17, 1999 is among UICI, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), THE FIRST NATIONAL BANK OF CHICAGO, as documentation agent, FLEET NATIONAL BANK, as co-agent and NationsBank, N.A., doing business as BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         Borrower, the Agent, and the Banks have entered into that certain Loan Agreement dated as of May 17, 1999 (as the same may hereafter be amended or otherwise modified, the "Agreement"). Borrower, the Agent and the Banks desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof unless otherwise indicated:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 1.1. Section 1.1 of the Agreement is amended as follows:

                  (i) The following terms are added to Section 1.1 in alphabetical order to read in their respective entireties as follows:

                           "Assurance Agreement" means that certain Liquidity
                  and Capital Assurance Agreement dated effective as of the 15th day of May 1998 between Borrower and UCNB without giving effect to any amendment or other modification thereto unless modified with the consent of the Required Banks provided that such agreement may be terminated without the consent of any Bank or the Agent.

                           "Bank Investment" means any of the following by
                  Borrower or Subsidiary consummated when Borrower is required to comply with the Assurance Agreement after the date hereof or consummated in order for Borrower to comply with the requirements of the Assurance Agreement after the date hereof:
                  (a) any advance, loan, extension of credit, or capital contribution to or investment in UCNB; or (b) the acquisition of any stock, bonds, notes, debentures, or other securities of UCNB; or (c) the acquisition of

FIRST AMENDMENT TO LOAN AGREEMENT - Page 1
                  any certificates of deposit issued by UCNB; or (d) the purchase of all or substantially all the properties of UCNB.

                           "UCNB" means United Credit National Bank.

                  (ii) The term "Guarantee" in Section 1.1 is amended to read in its entirety as follows:

                           "Guarantee" by any Person means any obligation,
                  contingent or otherwise, of such Person directly or indirectly guaranteeing the payment or performance of any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); and (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part and including without limitation, any agreement binding a Person to make Investments in or otherwise transfer funds to or for the benefit of another Person for purposes of assuring such other Person's financial liquidity, assuring such other Person's compliance with the capital adequacy requirements imposed by agreement or applicable law or otherwise assuring such other Person's compliance with financial covenants or other financial statement conditions); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         Section 2.2 Amendment to Subsection 2.12(a) Subsection 2.12(a) of the Agreement is amended to add the following sentences before the last sentence thereto:

         The aggregate amount of the Commitments shall also be automatically and mandatorily reduced by the Dollar amount of each Bank Investment for all purposes other than determining the amount of the Commitments under
         Section 2.10; provided that when the principal or original amount of a Bank Investment shall have been repaid or returned to, or recovered by the Borrower or the applicable Subsidiary, the aggregate amount of the Commitments shall be reinstated by an amount equal to the principal or original amount so repaid, returned or recovered. However, the forgoing reinstatement shall not have the effect of increasing the aggregate amount of the Commitments to an amount in excess of the aggregate amount of the Commitments in effect without giving effect to any reductions occurring as a result of Bank Investments. The facility fee paid under Section 2.10 shall be calculated without giving effect to the reduction of the Commitments under this Section 2.12 (a) as a result of a Bank Investment.

         Section 2.3 Amendment to Section 9.3 The definition of the term "Cash Flow" in Section 9.3 is amended to read in its entirety as follows:

                  "Cash Flow" means, for any period, the total of the following each calculated without duplication:


FIRST AMENDMENT TO LOAN AGREEMENT - Page 2

                           (i) the total of the following for Borrower and all
                  Subsidiaries (other than the Insurance Subsidiaries, United Credit National Bank, Educational Finance Group, Inc. and the Subsidiaries owned by Educational Finance Group, Inc. but otherwise on a consolidated basis in accordance with GAAP) for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining Net Income and not already deducted in accordance with clauses (b), (c) and (d) of the definition of Net Income; plus

                           (ii) the sum of:

                                    (a) the total of the Available Domestic
                           Insurance Subsidiary Earnings of all Domestic Insurance Subsidiaries for such period, with the "Available Domestic Insurance Subsidiary Earnings" determined separately for each Domestic Insurance Subsidiary and equal for each Domestic Insurance Subsidiary to the product of the following (1) lesser of (A) the total of the ordinary dividend capacity of such Domestic Insurance Subsidiary for such period determined in accordance with SAP or (B) the net income of such Domestic Insurance Subsidiary for such period determined in accordance with SAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Subsidiary entitled to share in the receipt of ordinary dividends or other ordinary distributions of earnings; plus

                                    (b) the total of the Attributable Net Income
                           of all Insurance Subsidiaries organized under the laws of a jurisdiction located outside the United States of America for such period, with the "Attributable Net Income" determined separately for each such Insurance Subsidiary and equal for each such Insurance Subsidiary to the product of (1) the net income of such Insurance Subsidiaries for such period determined in accordance with GAAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Insurance Subsidiary entitled to share in the receipt of ordinary distributions of earnings; minus

                           (iii) the sum of all Bank Investments made during
                  such period.

         Section 2.4 Amendment to Section 10.1 Section 10.1 is amended to add a new clause (m) thereto to read in its entirety as follows:

                           (m) The aggregate original or principal amount of the
                  Bank Investments which have not been repaid, returned or otherwise recovered shall equal or exceed Ten Million Dollars ($10,000,000) for sixty (60) consecutive days.


FIRST AMENDMENT TO LOAN AGREEMENT - Page 3

         Section 2.5 Amendment to Schedule 6.9. Schedule 6.9 to the Agreement is amended to add the Assurance Agreement thereto.

                                    ARTICLE 3

                                  Miscellaneous

         Section 3.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent, and the Banks party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 3.2 Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default nor Event of Default has occurred and is continuing; (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties are limited by their terms to a specific date; and (c) in accordance with GAAP, the contingent liability arising under the terms of the Assurance Agreement is not material.

         Section 3.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.

         Section 3.4 Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 3.5 Expenses of Agent. Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of Agent's legal counsel.

         Section 3.6 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.7 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 3.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, each Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

         Section 3.9 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


FIRST AMENDMENT TO LOAN AGREEMENT - Page 4

         Section 3.10 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 3.11 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 3.12 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.

                                      UICI,
                                      a Delaware Corporation

                                      By:
                                          --------------------------------------
                                          Warren B. Idsal
                                          Vice President Strategic Planning
                                          and Mergers and Acquisitions

                                      NationsBank, N.A. doing business as BANK
                                          OF AMERICA, NATIONAL ASSOCIATION,
                                              as the Agent and as a Bank

                                      By:
                                          --------------------------------------
                                          Jim V. Miller
                                          Senior Vice President

                                      THE FIRST NATIONAL BANK OF CHICAGO

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      FLEET NATIONAL BANK

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


FIRST AMENDMENT TO LOAN AGREEMENT - Page 5

                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "Amendment") dated as of July 19, 1999, is among UICI, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), THE FIRST NATIONAL BANK OF CHICAGO, as documentation agent, FLEET NATIONAL BANK, as co-agent and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association formerly known as NationsBank, N.A., as administrative agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         Borrower, the Agent and the Banks have entered into that certain Loan Agreement, dated as of May 17, 1999 (as amended by that certain First Amendment to Loan Agreement, dated as of May 17, 1999, among the Borrower, the Agent and the Banks and as the same may hereafter be amended or otherwise modified, the "Agreement"). Borrower, the Agent and the Banks desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective on the date hereof unless otherwise indicated:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 8.1. Clause (j) of Section 8.1 of the Agreement is amended in its entirety to read as follows:

                  (j) In addition to the Debt described in clauses (a) through
         (i) above, the following:

                           (i) Unsecured Debt of the Borrower and the
                  Subsidiaries; and


SECOND AMENDMENT TO LOAN AGREEMENT, Page 1

                           (ii) Debt secured by purchase money Liens permitted
                  by Section 8.2 (g);

         provided that (x) the aggregate principal amount of all Debt at any time outstanding under the permissions of items (i) and (ii) of this clause (j) shall never exceed Thirty-Five Million Dollars ($35,000,000); (y) at the time of the incurrence, creation, or assumption of any of such Debt, no Default shall have occurred and be continuing; and (z) such Debt shall be permitted by the Senior Note Agreements; provided that a Credit Subsidiary may not rely on the permissions given by this clause (j) to incur, create, assume or permit to exist any Debt owing by it to any Insurance Subsidiary; and

         Section 2.1 Amendment to Schedule 8.2. The text in the section of
Schedule 8.2 of the Agreement entitled "B. Restrictions on Subsidiaries" is amended in its entirety to read as follows:

                  "1. That certain Loan Agreement between Educational Finance Group, Inc., the banks named therein and Bank of America, N.A. as agent dated July 19, 1999 imposes restrictions on the ability of Educational Finance Group, Inc. and its subsidiaries to (a) pay dividends or make other distributions on their Capital Stock, (b) make loans and advances to any Subsidiary and (c) transfer any of their property or assets to other subsidiaries.

                                    ARTICLE 3

                                  Miscellaneous

         Section 3.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this amendment the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent and the Banks party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 3.2. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default nor Event of Default has occurred and is continuing; and
(b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same affect as though made on and as of such date except with respect to any representations and warranties that are limited by their terms to a specific date.

         Section 3.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.


SECOND AMENDMENT TO LOAN AGREEMENT, Page 2

         Section 3.4. Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 3.5. Expenses of Agent. Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, including without limitation, the costs and fees of Agent's legal counsel.

         Section 3.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 3.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, each Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

         Section 3.9. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         Section 3.10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 3.11. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.


SECOND AMENDMENT TO LOAN AGREEMENT, Page 3

         Executed as of the date first written above.

                                      UICI,
                                      a Delaware Corporation

                                      By:
                                          --------------------------------------
                                          Warren B. Idsal
                                          Vice President Strategic Planning
                                          and Mergers and Acquisitions

                                      Bank of America, National Association,
                                      formerly NationsBank, N.A., as the Agent and as a Bank

                                      By:
                                          --------------------------------------
                                          Jim V. Miller, Managing Director

                                      THE FIRST NATIONAL BANK OF CHICAGO

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      FLEET NATIONAL BANK

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


SECOND AMENDMENT TO LOAN AGREEMENT - Page 4